Exhibit 99.1

Antenna Products Announces Key Personnel Additions

MINERAL WELLS, Texas--(BUSINESS WIRE)--September 12, 2011--PHAZAR CORP, (NASDAQ:ANTP), (www.antennaproducts.com) announced today that Antenna Products Corporation, its principal operating subsidiary, announced that Mr. Thomas P. McCuin and Mr. Gus Basualdo have joined the company to further develop its domestic and international sales and marketing efforts.

Mr. McCuin was previously Director of Military and Federal Sales for Sunair Electronics with responsibility for all accounts involving the Federal Government and related subcontractors.

Mr. McCuin has over thirty five years of experience in communications sales and sales management, administration and operational functions with a record of consistently producing superior results while dealing effectively with all levels of people and management within the Federal, Military, State and local Governments. He has demonstrated a proven ability in operations management, including the developing of programs and training procedures to assist sales personnel in acquiring the skills and knowledge required to perform as top level professionals. Long established relationships within the federal government sector allow for rapid establishment of credibility with customers on product lines, identification of opportunities and closure. In addition to Sunair Electronics Mr. McCuin has previously held key sales positions with Federal Radio Server, ICOM, and Midland Electronics.

Mr. Basualdo was previously the Director of Latin American Sales for Alliance Communications with responsibility for all accounts in Mexico, the Caribbean, and Central and South America.

A seasoned sales executive with extensive experience in selling wireless solutions in Latin America, he has a comprehensive network of decision-makers in ILEC and CLEC operators, service providers and channel partners. He has extensive experience managing the sales process for channel partner and direct carrier sales opportunities.

In addition to Alliance, Mr. Basualdo’s experience has included senior sales and marketing management positions with Aperto Networks - New York City and Alvarion - Weston, FL.

Mr. Basualdo holds a degree from Universidad Nacional La Plata, Argentina and is fluent in English, Spanish and conversational Portuguese.

In a statement, Mark Allen, Senior Vice President of Sales and Marketing, said, “We are most pleased to have these two industry professionals and veterans join the Phazar team. As we continue to invest in developing our sales and marketing efforts, both domestically and globally, personnel with the backgrounds and experience these gentlemen have are invaluable. We look forward to having them on board and engaged.”

Product information is available at www.antennaproducts.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com